Exhibit 3.106

State of California Bill Jones Secretary of State LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION A $70.00 filling fee must accompany this form. IMPORTANT – Read Instructions before completing this form. File# 200006610109 FILED In the office of the Secretary of State of the State of California MAR - 3 2000 BILL JONES, Secretary of State This Space For Filing Use Only 1 Name of the limited liability company (end the name with the words “Limited Liability Company,” “ Ltd. Liability Co.,” or the abbreviations “LLC” or “L.L.C.”) STATION CALIFORNIA, LLC 2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act. 3. Name the agent for service of process and check the appropriate provision below: C T Corporation System which is an individual residing in California. Proceed to item 4. a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5. 4. If an individual, California address of the agent for service of process: Address: City: State: CA Zip Code: 5. The limited liability company will be managed by: (check one) one manager more than one manager single member limited liability company all limited liability company members 6. Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve. 7. Number of pages attached, if any: 0 8. Type of business of the limited liability company. (For informational purposes only) Management and operation of gaming facilities and related activities 9. DECLARATION: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed. Signature of Organizer Scott M Nielson Type or Print Name of Organizer Date 10. RETURN TO: NAME Scott M Nielson FIRM Station Casinos, Inc. ADDRESS 2411 W. Sahara Avenue CITY/STATE Las Vegas, Nevada 89102 ZIP CODE SEC/STATE (REV. 12/99) FORM LLC-1 — FILING FEE $70.00 Approved by Secretary of State CA 076 - 1/17/2000 CT System Online.

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office,

Date:	FEB 01 2013
/s/ DEBRA BOWEN
DEBRA BOWEN, Secretary of State